Exhibit 99.1

Sigma Additive Solutions Reports First Quarter 2023 Financial Results

Company Continues Evaluation of Strategic Alternatives Designed to Enhance Shareholder Value

Expanding Partner Collaborations Driving Momentum for Software Scale

SANTA FE, NM – May 15, 2023 – Sigma Additive Solutions, Inc. (NASDAQ:SASI) (“Sigma”, “we,” “our,” or the “Company”), a leading provider of quality assurance software to the commercial 3D printing industry, has reported its financial and operational results for the first quarter ended March 31, 2023.

First Quarter 2023 Results Conference Call

Due to discussions related to the Company’s ongoing consideration of a range of strategic alternatives designed to enhance shareholder value, including a possible strategic investment, acquisition, merger, business combination, or similar transaction, Sigma is not hosting its regular quarterly conference call. Future announcements related to strategic alternatives will be publicly communicated to shareholders.

With this activity continuing, in parallel, Sigma continued to progress its core business.

Key First Quarter and Subsequent 2023 Highlights and Business Update

●	Expanded collaboration for connected software solutions with Materialise, a global leader in 3D printing software and service solutions, to provide additive manufacturing (AM) users automated quality control by integrating the PrintRite3D® quality assurance solution into the new software solution Materialise Process Control on their Co-AM platform.
●	Expanded software into post processing with DyeMansion, the global leader in connected & integrated post-processing solutions for industrial polymer 3D-printing, to add an integrated hardware/software solution option that offers extra quality assurance for DyeMansion’s post-processing solutions, expanding Sigma’s quality product coverage beyond just the 3D printer space.
●	Continued progress towards the launch of software only solutions to support OEM, hardware, and software partner integrations.

Management Commentary

Jacob Brunsberg, President and Chief Executive Officer of Sigma, stated, “During the first quarter we continued to focus on expanding the industry partnerships that are critical to the growth of our software-only solutions, targeted for release in Q2 2023. We believe that these collaborations would unlock market potential and expand the total addressable market that could drive our company forward.

“In parallel, we continue to work with Lake Street Capital Markets on the exploration of a variety of strategic alternatives designed to enhance shareholder value, including a possible strategic investment, acquisition, merger, business combination, or similar transaction. We look forward to providing additional updates in the months to come as we seek to make progress on our evolution to a subscription pricing model and transform to software only product options,” concluded Brunsberg.

First Quarter 2023 Financial Results

Revenue for the first quarter of 2023 totaled $130,159 compared to revenues of $51,844 for the first quarter of 2022. The increase was primarily due to increased PrintRite3D sales, increased subscription-based revenue, and increased annual maintenance contract revenue.

Gross profit for the first quarter of 2023 was $66,495 as compared to $11,753 in the first quarter of 2022. Gross margin for the first quarter of 2023 was 51% compared to gross margin of 23% for the prior year quarter. The gross margin increase was primarily driven by an increase in subscription and legacy Rapid Test & Evaluation (“RTE”) revenue during the first quarter of 2023.

Total operating expenses for the first quarter of 2023 were $1.8 million, compared to $2.3 million in 2022, a decrease of 19%. The decrease was primarily attributable to a decrease in salaries and benefits, office expenses, and business travel.

Cash used in operating activities for the three months ended March 31, 2023 totaled $1.3 million as compared to $2.0 million in the three months ended March 31, 2022. Average monthly cash usage in the first quarter of 2023 was approximately $452,000, down from an average of $652,000 for the fourth quarter of 2022 and $717,000 for the full year of 2022.

Net loss for the first quarter of 2023 was $1.8 million, or $0.17 per share, as compared to a net loss of $2.2 million, or $0.21 per share in the first quarter of 2022.

Cash totaled $1.5 million at March 31, 2023, as compared to $2.8 million at December 31, 2022.

About Sigma Additive Solutions

Sigma Additive Solutions, Inc. is a leading provider of in-process quality assurance (IPQA™) solutions to the additive manufacturing industry. Sigma specializes in the development and commercialization of real-time monitoring and analytics known as PrintRite3D® for 3D metal and polymer advanced manufacturing technologies. PrintRite3D detects and classifies defects and anomalies real-time during the manufacturing process, enabling significant cost-savings and production efficiencies by reducing waste, increasing yield, and shortening cycle times. Sigma believes its software solutions will be a major catalyst for the acceleration and adoption of industrial 3D printing.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, Sigma’s ability to identify and successfully negotiate a strategic transaction and, failing that, to satisfy its capital needs through increasing its revenue and obtaining additional financing, the extent of the market’s acceptance of PrintRite3D®, and general economic, industry or political conditions in the United States or internationally. Sigma disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact Sigma’s forward-looking statements, please see disclosures contained in Sigma’s public filings with the SEC, including the “Risk Factors” in Sigma’s Annual Report on Form 10-K, and which may be viewed at www.sec.gov.

Sigma Additive Solutions Contact

Chris Tyson

Executive Vice President

MZ Group - MZ North America

949-491-8235

SASI@mzgroup.us

www.mzgroup.us

Sigma Additive Solutions, Inc.

Condensed Balance Sheets

	March 31, 2023 (Unaudited)	December 31, 2022

ASSETS
Current Assets:
Cash	$1,488,704	$2,845,931
Accounts Receivable, net	210,449	371,620
Inventory	944,402	950,943
Prepaid Assets	235,003	105,226
Total Current Assets	2,878,558	4,273,720

Other Assets:
Property and Equipment, net	284,193	304,903
Intangible Assets, net	1,165,558	1,125,285
Total Other Assets	1,449,751	1,430,188

TOTAL ASSETS	$4,328,309	$5,703,908

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts Payable	$400,640	$277,492
Deferred Revenue	153,443	120,073
Accrued Expenses	219,126	231,633
Total Current Liabilities	773,209	629,198

TOTAL LIABILITIES	773,209	629,198

Commitments & Contingencies	-	-

Stockholders’ Equity
Preferred Stock, $0.001 par value; 10,000,000 shares authorized; 316 and 465 shares issued and outstanding, respectively	1	1
Common Stock, $0.001 par value; 24,000,000 shares authorized; 10,772,713 and 10,498,802 shares issued and outstanding, respectively	10,773	10,499
Additional Paid-In Capital	54,749,821	54,406,694
Accumulated Deficit	(51,205,495)	(49,342,484)
Total Stockholders’ Equity	3,555,100	5,074,710

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,328,309	$5,703,908

Sigma Additive Solutions, Inc.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2023	2022

REVENUES	$130,159	$51,844

COST OF REVENUE	63,664	40,091

GROSS PROFIT	66,495	11,753

OPERATING EXPENSES:
Salaries & Benefits	931,583	1,292,010
Stock-Based Compensation	224,850	170,976
Operations and R&D Costs	126,712	143,418
Investor, Public Relations and Marketing	54,944	94,326
Organization Costs	51,198	58,749
Legal & Professional Service Fees	184,251	211,416
Office Expenses	154,499	205,432
Depreciation & Amortization	28,127	31,584
Other Operating Expenses	91,980	87,787
Total Operating Expenses	1,848,144	2,295,698

LOSS FROM OPERATIONS	(1,781,649)	(2,283,945)

OTHER INCOME (EXPENSE)
Interest Income	8	1,571
State Incentives	-	76,628
Exchange Rate Loss	(2,503)	(330)
Interest Expense	(3,235)	(1,319)
Other Income	35,680	-
Total Other Income	29,950	76,550

LOSS BEFORE PROVISION FOR INCOME TAXES	(1,751,699)	(2,207,395)

Provision for income Taxes	-	-

Net Loss	$(1,751,699)	$(2,207,395)

Preferred Dividends	(11,748)	(14,220)

Net Loss Applicable to Common Stockholders	$(1,763,447)	$(2,221,615)

Net Loss per Common Share – Basic and Diluted	$(0.17)	$(0.21)

Weighted Average Number of Shares Outstanding – Basic and Diluted	10,690,677	10,498,802

Sigma Additive Solutions, Inc.

Condensed Statements of Cash Flows

(Unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022
OPERATING ACTIVITIES
Net Loss	$(1,751,699)	$(2,207,395)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Noncash Expenses:
Depreciation and Amortization	28,127	31,584
Stock-Based Compensation - Employees	224,850	170,976
Stock-Based Compensation - Third Party Services	(489)	11,713
Stock-Based Compensation - Directors	7,728	21,721

Change in Assets and Liabilities:
Accounts Receivable	161,171	151,170
Inventory	6,541	(72,019)
Prepaid Assets	(129,777)	(50,996)
Accounts Payable	123,148	114,105
Deferred Revenue	33,370	11,421
Accrued Expenses	(12,507)	(209,299)
NET CASH USED IN OPERATING ACTIVITIES	(1,309,537)	(2,027,019)

INVESTING ACTIVITIES
Purchase of Property and Equipment	-	(83,248)
Purchase of Intangible Assets	(47,690)	(58,851)
NET CASH USED IN INVESTING ACTIVITIES	(47,690)	(142,099)

FINANCING ACTIVITIES
NET CASH PROVIDED BY FINANCING ACTIVITIES	-	-

NET CHANGE IN CASH FOR PERIOD	(1,357,227)	(2,169,118)

CASH AT BEGINNING OF PERIOD	2,845,931	11,447,047

CASH AT END OF PERIOD	$1,488,704	$9,277,929

Supplemental Disclosures:
Noncash Investing and Financing Activities Disclosure:
Preferred Stock Dividends	$11,748	$14,220
Conversion of Preferred Shares to Common Shares	188,830	-
Other Noncash Operating Activities Disclosure:
Issuance of Securities for services	$7,239	$33,434
Disclosure of Cash Paid for:
Interest	$3,235	$1,319
Income Taxes	$-	$-